                                                                    Exhibit 15.2

The Stockholders and
Board of Directors of
Morgan Stanley Dean Witter & Co.

We are aware of the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No.33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No.
333-22409, Form S-3 No. 333-27919,  Form S-3 No. 333-27881, Form S-3 No.
333-27893, Form S-8 No. 333-28141, Form S-8 No. 33-62374, Form S-8 No.33-63024,
Form S-8 No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form S-8
No. 33-82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244, Form S-8 No.
333-4212, Form S-8 No. 333-28263, Amendment to Form S-4 No. 333-25003 on Form
S-8, Form S-3 No. 333-46403, Form S-3 No. 333-46935, and Form S-8 No. 333-62869)
of Morgan Stanely Dean Witter & Co. ("MSDW") of our report dated March 27, 1997 in MSDW's Form 10-Q filed on October 14, 1998, relating to the unaudited condensed consolidated interim financial statements of Morgan Stanley Group Inc. (not presented separately herein).

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                ERNST & YOUNG LLP

New York, New York
October 14, 1998